SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 7, 2003

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Ledgemont Center

99 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(781-861-8444)

Item 5.    Other Events and Regulation FD Disclosure.

On June 7, 2003, Indevus Pharmaceuticals, Inc., issued a press release announcing that it intends to offer, subject to market and other conditions, approximately $50 million of convertible senior notes due 2008 through an offering to qualified institutional buyers. The Press Release is attached hereto as Exhibit 99.1.

In connection with the offering just described, Indevus Pharmaceuticals, Inc., disclosed certain “Risk Factors” in a Preliminary Confidential Offering Memorandum (the “Excerpt”). The Excerpt has been filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits.

99.1    Press Release of the Registrant dated July 7, 2003.

99.2    Excerpt from Preliminary Confidential Offering Memorandum dated July 7, 2003.

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of trospium; the early stage of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products; risks associated with contractual arrangements; dependence on third parties for manufacturing and marketing; competition; need for additional funds and corporate partners; history of operating losses and expectation of future losses; product liability; risks relating to the Redux-related litigation; limited patents and other proprietary rights; dependence on market exclusivity; valuation of our common stock; risks related to repayment of debts; risks related to increased leverage; and other risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: July 7, 2003	By:	/s/ GLENN L. COOPER
Glenn L. Cooper, M.D. President, Chief Executive Officer and Chairman

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